 Exhibit 10.22

NOTE AND SECURITY MODIFICATION

 AGREEMENT

December 5, 2014

WHEREAS Principal Solar, Inc. ("Debtor" or "Maker") and ____________ ("Payee" or "Lender") entered into that certain Convertible Corporate Promissory Note dated June 5, 2014, (the "Note"), and the related Corporate Security Agreement of even date therewith ("Security Agreement"); and

WHEREAS the parties thereto wish to modify the terms and conditions of the Note and Security Agreement;

On the date first written above, for mutual promises and other valuable consideration the sufficiency of which is hereby acknowledged, the parties hereby agree to the following modifications to the Note and Security Agreement:

Note

●	The Final Maturity Date of the Note is hereby extended to June 30, 2015;

●	The interest rate as defined in the Note Section 1.1 entitled "Interest", is hereby reduced to Twelve Percent (12%) per annum;

●	Section 1.4 of the Note is hereby deleted in its entirety and replaced with:

"Section 1.4.     Collateral. This Note is secured by Debtor's interest in proceeds, if any, stemming from Debtor's interest in certain solar projects, as evidenced by Debtor’s execution of its Corporate Security Agreement (together with this Note the "Loan Document(s)") contemporaneous with the Debtor’s execution of this Note."

Security Agreement

●	Item 1 of the Security Agreement entitled "Grant of Security Interest" wherein "Collateral" is defined is hereby modified as follows:

deleted in its entirety:

"the Debtor hereby grants to the Lender a security interest in Debtor’s Net Cash Flow from Powerhouse One, LLC, hereinafter defined, (the “Collateral”). Without limiting the generality of the foregoing, the Collateral shall include all right, title and interest that the Debtor now has or may hereafter have in all property of the following kinds:

Principal Solar, Inc. Note and Security Modification Agreement

Debtor’s Net Cash Flow from Powerhouse One, LLC is defined as Debtor’s right to receive net cash flow, if any, from Debtor’s LLC Membership Interest in Powerhouse One, LLC."

added in its place:

"the Debtor hereby grants to the Lender a security interest in collateral to include all right, title and interest that the Debtor now has or may hereafter have in all property of the following kinds (the “Collateral”):

Proceeds, if any, stemming from Debtor's interest in a solar a project identified as Innovative Solar 46, LLC"

All other terms and conditions of the Note not specifically mentioned herein remain unchanged and in full force and effect.

Debtor (or Maker):

Principal Solar, Inc.

a Delaware corporation

By:      _________________________

Michael Gorton

Payee (or Lender):

By:      _________________________

Principal Solar, Inc. Note and Security Modification Agreement